American Standard Inc.

              Supplemental Compensation Plan for Outside Directors
                     (as amended through February 3, 1995)


1.       Definitions

         (a)      "Administrator" means the Secretary of the Company.

         (b) "ASCI" means American Standard Companies Inc., the successor in interest to ASI Holding Corporation.

         (c) "Beneficiary" means the single person or single trust designated by a Participant in accordance with Section 9 to receive the payment provided by
Section 4 in the event of such Participant's death ; provided that a Beneficiary so designated by a Participant may be changed by such Participant at any time upon written notice delivered the Company in accordance with Section 9.

         (d)      "Board" means the Board of Directors of  the Company.

         (e) "Company" means American Standard Inc. or any successor thereto by consolidation, merger or other resolution.

          (f) "ESOP" means the American-Standard Employee Stock Ownership Plan, as in effect from time to time.

         (g) "Fair Market Value" on any date means the closing price of a Share on such a date as reported on the New York Stock Exchange consolidated reporting system.

         (h) "Financing Documents" means any indentures, credit agreements or other debt instruments or agreements entered into by ASCI or any of its subsidiaries.

         .(i)     "Participant" means any director of the Company  (other than
Messrs. Nickell and Schuchert) who is not an employee of the Company. Participants are also referred to herein as "Outside Directors".

         (j) "Plan" means this Supplemental Compensation Plan for Outside Directors, as set forth herein and as amended from time to time.

         (k) "Plan Account" means the account established for each Participant pursuant to Section 2. . (l) "Prime Rate" means the minimum commercial lending rate in effect from time to time as charged by Morgan Guaranty Trust Company of New York on its New York loans.

         (m)      "Share" means a share of common stock of  ASCI.

         (n) "Unit" means the factor of $50,000 ($100,000 in the case of any director first elected to the Board after January 1, 1993) calculated in accordance with Section 2.

2.       Plan Accounts.

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                  The Administrator shall establish a Plan Account hereunder for each Participant as soon as he or she becomes a member of the Board.

                  Whenever a Plan Account is established, the Administrator shall credit to such Plan Account, a number of Units and fractions thereof equal in value to $50,000 ($100,000 in the case of any director first elected to the Board after January 1, 1993), with the value of each Unit for the purpose of calculating such credit being equal to the Fair Market Value of a Share on the date immediately preceding the date that he or she becomes a member of the Board.

3.       Forfeiture

                  Upon the termination for cause of a Participant's membership on the Board, there shall be forfeited all of the Units and fractions thereof credited to his or her Plan Account.

                  Units or fractions thereof forfeited pursuant to this Section 3 shall not be allocated to the Plan Accounts of any other Participants.

4.       Payments.

                  Upon the termination of a Participant's Board membership other than for cause, such Participant (or, if such termination is due to his or her death, his or her Beneficiary) shall receive from the Administrator a cash payment, net of any required tax or other withholdings, in an amount equal to the product of

          (a) the number of Units and fractions thereof credited to his or her Plan Account pursuant to Section 2,

                  multiplied by

                  (b) the Fair Market Value of one Share on the date immediately preceding the date when such Participant's Board membership terminates.

                  Such payment shall become due and owing thirty days after the calculation of its amount pursuant to this Section 4 can be made. No interest shall accrue on such payment before the date on which it first becomes due and owing. Thereafter, such payment shall accrue interest at the Prime Rate, compounded annually, from the date such payment first becomes due and owing in accordance with this Section 4 to the date such payment is made.

5.       Payment Limitations.

                  Notwithstanding Section 4, no payment shall be made hereunder unless

                  (a) no default has occurred and is continuing under any Financing Document, and

                  (b) such payment would not result in the occurrence of an event of default under any Financing Document or create a condition which would or (in the sole judgment of the Administrator) might, with notice or lapse of time or both, result in such an event of default.

                  If this Section 5 requires a payment deferral, such payment (together with any interest thereon accrued and accruing pursuant to the last sentence of Section 4) shall accrue interest at the Prime Rate, compounded



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annually,  from the date such payment  became due and owing in  accordance  with
Section 4 to the date such payment is made, at which time (but not before) the amount of any interest accrued pursuant to Section 4 or this Section 5 shall also be paid.

6.       Participant's Rights Unsecured.

                  The  rights  of  Participants  or   Beneficiaries  to  receive
payments under the Plan shall be unsecured and unfunded claims against the general assets of the Company.

7.       Non-assignability.

                  The right of a Participant or Beneficiary to the payment provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

8.       Amendment and Termination.

                  The Plan may at any time be amended, modified or terminated by the Board; provided that no amendment, modification or termination shall, without the consent of a Participant, reduce the number of Units and fractions thereof credited to such Participant's Plan Account pursuant to Section 2.

9.       Notices.

                  All notices to the Company under this Plan, including a Participant's designation of a Beneficiary, shall be in writing and mailed or hand delivered to the Secretary of the Company at its Corporate Headquarters.

10.      Governing Law.

                  This Plan shall be governed by the laws of the State of New York and shall be construed for all purposes in accordance with the laws of said state.